ITEM 77D/77Q1(B) – POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Select International Equity Fund (formerly known as Columbia Variable Portfolio – International Opportunity Fund)

Effective May 1, 2015, the Fund made certain changes to its principal investment strategies, including the addition of an 80% investment policy. Such revised principal investment strategies and policy are described in a supplement, dated February 4, 2015, to the Fund’s prospectuses filed with the Securities and Exchange Commission on February 4, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-033651), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Columbia Variable Portfolio – U.S. Equities Fund (formerly known as Variable Portfolio – Columbia Wanger U.S. Equities Fund)

Effective May 1, 2015, the Fund made certain changes to its principal investment strategies. Such revised policies are described in a supplement, dated February 4, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on February 4, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-033689), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Aggressive Portfolio

Effective June 18, 2015, the Funds made certain changes to their principal investment strategies. Such revised strategies are described in a supplement, dated June 18, 2015, to the Funds’ prospectus filed with the Securities and Exchange Commission on June 18, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-227096), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.